UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2026

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Grant Street, Suite 2000, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 14, 2026, the Board of Directors of the Federal Home Loan Bank of Pittsburgh (Bank) approved an increase of $20 million in the pool of funds anticipated to be made available for the 2026 funding round for the Bank’s Voluntary Housing Grant (VHG), increasing the total allocation expected to be awarded in VHG from $13.5 million to $33.5 million. The Bank has increased funds anticipated to be made available for VHG in response to the need for affordable housing throughout the Bank’s district of Delaware, Pennsylvania, and West Virginia (District).

The Bank provides funding through VHG to support acquiring, constructing, or rehabilitating affordable rental and owner-occupied housing in the District. To access VHG funding, Bank member financial institutions partner with developers to apply for grants or subsidized loans through the Bank’s competitive Affordable Housing Program (AHP) annual application process. Applications for projects that are not awarded AHP funding and are located within the District are automatically enrolled for consideration in VHG.

With this additional funding allocation for VHG, it is estimated that the Bank will contribute approximately 9% of its earnings in support of voluntary community products this year. This amount exceeds the Bank’s previous commitment of at least 5% of prior year’s pre-assessment net income for funding voluntary community products – a committed target of $25.8 million for 2026. In addition, the Bank intends to continue to make a supplemental voluntary contribution to its AHP to increase the pool of available AHP funds to the amount that would have been statutorily required, absent the Bank’s voluntary contributions.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Bank’s press release regarding the increase in the pool of funds anticipated to be made available for the 2026 VHG funding round. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 is furnished herewith.

Exhibit No. Description

99.1 Press Release, dated August 19, 2026, issued by the Bank

Description

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

August 19, 2026	By:	/s/ Matthew A. Coooper
Name: Matthew A. Cooper
Title: Chief Accounting Officer